UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2013

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on January 30, 2013. Of the 24,045,618 shares of our common stock entitled to vote at the meeting, 20,456,471 shares were present at the meeting in person or by proxy. Our shareholders voted on the following items.

1.	The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, with voting as follows:

Nominee	For	Withheld	Broker Non-Vote
Martha Goldberg Aronson	5,464,567	1,739,386	13,252,518
Wayne M. Fortun	5,350,081	1,853,872	13,252,518
Russell Huffer	6,658,632	545,321	13,252,518
Richard J. Penn	6,733,708	470,245	13,252,518
Frank P. Russomanno	5,424,643	1,779,310	13,252,518
Philip E. Soran	6,733,213	470,740	13,252,518
Thomas R. VerHage	6,720,582	483,371	13,252,518

2.	Our shareholders approved a non-binding advisory vote on executive compensation (“Say-on-Pay”), with voting as follows:

For	Against	Abstain	Broker Non-Vote
6,803,500	318,267	82,186	13,252,518

3.	Our shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 29, 2013, with voting as follows:

For	Against	Abstain	Broker Non-Vote
20,323,347	108,482	24,642	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: February 4, 2013	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer